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                                                                   EXHIBIT 10.51






                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           INSTEEL INDUSTRIES, INC.,

                      NORTHWESTERN STEEL AND WIRE COMPANY,

                                      AND

                NORTHWESTERN STEEL AND WIRE COMPANY - KENTUCKY,

                                  DATED AS OF

                                 APRIL 6, 1999

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                               TABLE OF CONTENTS

ARTICLE I............................................................1
     SALE AND PURCHASE OF THE PURCHASED ASSETS.......................1
          1.1  Transfer of Assets....................................1
          1.2  Purchased Assets......................................1
               (a)  Real Estate......................................1
               (b)  Tangible Personal Property.......................1
               (c)  Contracts........................................2
               (d)  Permits..........................................2
               (e)  Records..........................................2
               (f)  Claims...........................................2
               (g)  Goodwill.........................................2
               (h)  Spike Machines...................................2
               (i)  Other Assets.....................................2
          1.3  Excluded Assets.......................................2
               (a)  Cash.............................................2
               (b)  Accounts Receivable..............................2
               (c)  Insurance........................................3
               (d)  Assets of Benefit Plans..........................3
               (e)  Certain Records..................................3
               (f)  Certain Contracts................................3
               (g)  Other Assets.....................................3
          1.4  Separately Purchased Assets...........................3
          1.5  Liabilities...........................................3

ARTICLE II...........................................................4
     CONSIDERATION...................................................4
          2.1  Purchase Price........................................4
          2.2  Allocation............................................4
          2.3  Prorations............................................4
          2.4  Noncompetition........................................4
          2.5  Collection of Accounts Receivable.....................5

ARTICLE III..........................................................5
     REPRESENTATIONS AND WARRANTIES OF SELLERS.......................5
          3.1  Organization and Good Standing........................5
          3.2  Authority.............................................6
          3.3  Effect of Agreement...................................6
          3.4  Financials; Books.....................................6
          3.5  Title to and Sufficiency of Assets....................6
          3.6  Real Estate...........................................7
          3.7  Tangible Property.....................................7
          3.8  Inventories...........................................7



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          3.9  Contracts and Leases.................................. 7
          3.10 Litigation............................................ 8
          3.11 Compliance with Laws; Permits......................... 8
          3.12 Taxes................................................. 8
          3.13 Environmental Protection.............................. 8
          3.14 Insurance............................................. 8
          3.15 Labor and Employment Matters.......................... 9
          3.16 Employees; Benefits...................................10
          3.17 Absence of Changes....................................10
          3.18 Related Party Transactions............................11
          3.19 Disclosure............................................11

ARTICLE IV...........................................................11
     REPRESENTATIONS AND WARRANTIES OF BUYER.........................11
          4.1  Organization and Good Standing........................11
          4.2  Authority.............................................11
          4.3  Effect of Agreement...................................11

ARTICLE V............................................................11
     COVENANTS OF SELLERS AND BUYER..................................11
          5.1  Sellers' Covenants....................................11
               (a)  Conduct of Business..............................12
               (b)  Access and Information...........................13
               (c)  No Other Solicitations...........................13
               (d)  Employees........................................13
          5.2  Buyer Covenants.......................................13
               (a)  Inventory Valuation..............................13
               (b)  Employees........................................13

ARTICLE VI...........................................................14
     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.....................14
          6.1  Representations, Warranties and Covenants.............14
          6.2  Absence of Litigation.................................14
          6.3  Absence of Change.....................................14
          6.4  Consents and Approvals................................14
          6.5  Title Insurance; Survey...............................14
          6.6  Environmental Audit...................................14
          6.7  Removal of Liens......................................15
          6.8  Legal Opinion.........................................15
          6.9  Rod Supply Agreement..................................15

ARTICLE VII..........................................................15
     CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS....................15
          7.1  Representations, Warranties and Covenants.............15
          7.2  Absence of Litigation.................................15
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          7.3   Consents and Approvals...............................15
          7.4   Inventory Value......................................15
          7.5   Legal Opinion........................................15

ARTICLE VIII.........................................................15
     CLOSING.........................................................15
          8.1   Closing..............................................15
          8.2   Deliveries...........................................16

ARTICLE IX...........................................................16
     INDEMNIFICATION.................................................16
          9.1   Indemnification by Sellers...........................16
          9.2   Indemnification by Buyer.............................17
          9.3   Notice of Claim......................................17
          9.4   Defense..............................................17
          9.5   Limitations..........................................18

ARTICLE X............................................................18
     MISCELLANEOUS...................................................18
          10.1  Definitions..........................................18
          10.2  Survival of Representations..........................19
          10.3  Joint and Several Liability..........................19
          10.4  Bulk Sales...........................................19
          10.5  Risk of Loss.........................................19
          10.6  Brokers..............................................19
          10.7  Tax Filings..........................................20
          10.8  Expenses.............................................20
          10.9  Publicity............................................20
          10.10 Best Efforts.........................................20
          10.11 Notices..............................................20
          10.12 Governing Law........................................21
          10.13 Counterparts.........................................21
          10.14 Assignment...........................................21
          10.15 Third Party Beneficiaries............................21
          10.16 Headings.............................................22
          10.17 Amendments...........................................22
          10.18 Specific Performance.................................22
          10.19 Severability.........................................22
          10.20 Entire Agreement.....................................22

SCHEDULES
---------

Schedule 1.2(a)     Real Estate
Schedule 1.2(b)     Tangible Personal Property
Schedule 1.2(c)(i)  Contracts
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Schedule 1.2(c)(ii)      Commitments
Schedule 1.2(d)          Permits
Schedule 1.2(h)          Spike Machines and Nail Machine
Schedule 1.3(g)          Other Excluded Assets
Schedule 1.4             Inventories
Schedule 3.3             Required Consents
Schedule 3.7             Tangible Personal Property Not Immediately Suitable
Schedule 3.11            Compliance with Laws; Permits
Schedule 3.13            Environmental Protection
Schedule 3.14            Insurance
Schedule 3.15(a)         Collective Bargaining Agreements
Schedule 3.15(f)         Employment Agreements
Schedule 3.16            Employees; Benefits
Schedule 3.17            Absence of Changes


EXHIBITS
--------

Exhibit 1.4              Inventory Valuation Methodology
Exhibit 2.2              Allocation of Purchase Price
Exhibit 2.3              Real Estate Tax Proration Adjustment Agreement
Exhibit 3.2              Rod Supply Agreement
Exhibit 6.8(a) and (b)   Opinions of Sellers' Counsel
Exhibit 7.5              Opinions of Buyer's Counsel
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                            ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of April 6, 1999, is entered into by and among NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation ("Parent") and its wholly owned subsidiary, NORTHWESTERN STEEL AND WIRE COMPANY
- KENTUCKY, a Delaware corporation ("Sub") (Parent and Sub individually being a "Seller" and collectively referred to as, "Sellers") and INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Buyer").

                                   R E C I T A L S:

          1. Sellers, through the facility located at 3325 State Route 1099, Hickman, Kentucky 42050 (the "Hickman Facility"), are engaged in the business of manufacturing and distributing concrete reinforcing mesh products (the "Business").

          2. Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets of Sellers used in the operation of the Business, on the terms and conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereto agree as follows:

                                   ARTICLE I

                   SALE AND PURCHASE OF THE PURCHASED ASSETS

          1.1 Transfer of Assets. Sellers agree to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Sellers, at the Closing (as defined below) certain properties and assets of Sellers as particularly described below and used by Sellers in connection with the operations of the Business, but excluding certain assets described in Section
1.3. The assets being sold hereunder are collectively referred to as the "Purchased Assets," and the assets described in Section 1.3 are collectively referred to as the "Excluded Assets."

          1.2 Purchased Assets. The Purchased Assets specifically include, but are not limited to, the following:

          (a) Real Estate. The real property owned by Sellers and used in connection with the Business, which is more particularly described on
     Schedule 1.2(a), together with all easements and appurtenances thereto and all buildings, fixtures and other improvements thereon (the "Real Estate").

          (b) Tangible Personal Property. All machinery, equipment, spare parts, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Sellers and used in connection with the
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     Business, including without limitation those listed on Schedule 1.2(b) (the
     "Tangible Personal Property"), and any additions or replacements made between the date of this Agreement and the Closing Date (defined below), together with any express or implied warranty by the manufacturers or sellers of any item thereof.

          (c) Contracts. All of Sellers' interests in the contracts, purchase orders, leases of personal property, other leases and other agreements related to the Business described on Schedule 1.2(c)(i) (the "Contracts") and commitments (whether for the supply of wire mesh or otherwise) related to the Business described on Schedule 1.2(c)(ii).

          (d) Permits. All permits, authorizations, certificates, approvals and licenses relating to the operation of the Business, including, without limitation, those listed on Schedule 1.2(d) (the "Permits"), to the extent assignable.

          (e) Records. All records, technical data, asset ledgers, books of account, inventory records, budgets, customer and supplier records, payroll and personnel records, computer programs, correspondence and other files of Sellers created or maintained in connection with the Business.

          (f) Claims. All of Sellers' rights to any causes of action or claims against third parties arising in connection with the Business.

          (g) Goodwill. Any and all of Sellers' goodwill in and going concern value of the Business.

          (h) Spike Machines. Sellers' two spike machines and one Gladder six inch nail machine, as listed on Schedule 1.2(h) and used in connection with the Business.

          (i) Other Assets. All other assets of any kind or description, tangible or intangible, which are owned by Sellers and used exclusively in the operations of the Business.

          1.3 Excluded Assets. Notwithstanding anything to the contrary contained herein, all of the assets and properties of Sellers which are not included in the Purchased Assets or the Separately Purchased Assets shall be retained by Sellers and shall not be sold and transferred to Buyer hereunder, including, without limitation:

          (a) Cash. All cash on hand and on deposit in banks, cash equivalents and investments.

          (b) Accounts Receivable. All accounts receivable due to Sellers in connection with the Business (the "Receivables"), and the full benefit of any security therefor.


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          (c)     Insurance.  All insurance policies relating to the Business.

          (d) Assets of Benefit Plans. Pension, profit sharing or savings plans and trusts and the assets thereof.

          (e) Certain Records. Minute books and stock books of Sellers or any of its predecessors in interest.

          (f) Certain Contracts. Any contracts entered into by Sellers or by which Sellers or any of the Purchased Assets are bound, other than the Contracts. Buyer specifically shall not acquire from Sellers by sale, transfer, assignment or otherwise, or be required to assume any right, obligation, interest in or liability related to any labor or employment related agreement to which Sellers are a party, including, but not limited to the CBA's (as defined in Section 3.15 below).

          (g)     Other Assets.  The assets listed on Schedule 1.3(g).

          1.4 Separately Purchased Assets. The following assets owned by Sellers used exclusively in the Business (the "Separately Purchased Assets," and except with respect to the Allocation of Purchase Price is shown on Exhibit 2.2, comprising a portion of the Purchased Assets) shall be inventoried by Buyer prior to the Closing, and purchased at the Closing by Buyer for a sum of money separate and apart from the Purchase Price, which amount shall be calculated using the methodology described in Exhibit 1.4, attached hereto and incorporated herein by reference ("Inventory Valuation Methodology"):

          Inventories. All inventories of the Business as of the Effective Time (defined below), including, without limitation, all finished goods, work in process and raw materials (said raw materials being specifically limited to wire rod) (the "Inventory"), the location and an approximation of which are described on Schedule 1.4, except that Buyer shall only purchase up to 3000 tons of wire rod pursuant to this
     Section 1.4.

          1.5 Liabilities. The Purchased Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever (collectively, "Liens", or individually, a "Lien"); provided, however, that Buyer will assume at the Closing and agree to pay, perform and discharge when due the obligations under the Contracts that are unperformed as of the Closing Date and (a) obligations to complete jobs requiring the furnishing of materials or services, which jobs have been accepted in the ordinary course of business of the Business but have not been completed as of the Closing Date, including certain commitments related to the Business described on schedule 1.2(c)(ii), (b) obligations under purchase orders for materials and supplies necessary to the operation of the Business, which purchase orders have been entered into in the ordinary course of business of the Business but have not been satisfied as of the Closing Date, and (c) the outstanding amounts due and owing under that certain maintenance contract by and between H.A. Schlatter and Sellers dated December 17, 1998 (the "Maintenance Project Contract") (the items in clauses (a), (b) and (c), collectively, the "Commitments"). All obligations and liabilities assumed by Buyer hereunder are sometimes referred to herein as the "Assumed Liabilities." Except as specifically set forth above, Sellers


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shall retain responsibility for all liabilities accrued as of the Effective
Time and for all liabilities arising from Sellers' ownership and operation of the Business and the Purchased Assets prior to the Effective Time (including, without limitation, all salaries, severance, employee benefits and all other obligations with respect to Sellers' employees), whether or not accrued and whether or not disclosed. All obligations and liabilities retained by Sellers are sometimes referred to herein as the "Retained Liabilities."

                                   ARTICLE II

                                 CONSIDERATION

          2.1 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Purchased Assets, excluding the Separately Purchased Assets, shall be an amount equal to the sum of (a) SIX MILLION FOUR HUNDRED EIGHTY THOUSAND AND 00/100 DOLLARS ($6,480,000.00), plus (b) the Prepaid Maintenance Contract Amount, which shall be adjusted as of the Closing Date to reflect the actual amount paid by Sellers under the Maintenance Project Contract as of the Closing Date. The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to a single account designated by Sellers.

          2.2 Allocation. The Purchase Price shall be allocated among the Purchased Assets as described on Exhibit 2.2, attached hereto and incorporated herein by this reference.

          2.3 Prorations. The operation of the Business and the income and expenses attributable thereto until the Effective Time shall be for the account of Sellers and thereafter for the account of Buyer. Expenses which are typically prorated between the parties, including without limitation such items as real estate or ad valorem property taxes, prepaid items, utility charges, and rents shall be prorated between Sellers and Buyer as of the Effective Time. Such prorations shall be made and paid insofar as is possible at the Closing, and in any event within 30 days thereafter. Real estate taxes for 1999 not yet due and payable shall be prorated between the parties as of the Effective Time, based upon the 1998 tax values and tax rates affecting the Real Estate. Sellers and Buyer hereby agree to adjust such real estate tax proration based upon the 1999 real estate tax values and tax rates within 30 days of such information becoming available, and to sign the Real Estate Tax Proration Adjustment Agreement in the form attached hereto as Exhibit 2.3.

          2.4 Noncompetition. As a condition to Buyer's obligation to purchase the Purchased Assets and in order to ensure to Buyer the full benefits of the Purchased Assets, and the Business, Sellers hereby covenant and agree that for a period of five (5) years following the Closing Date (the "Non-Compete Period"), they will not in any manner, directly or indirectly, whether as an owner, manager, lender, consultant, partner or agent, engage in the business of manufacturing or distributing concrete reinforcing mesh wire products in the following areas: (a) east of the Mississippi River in the United States of America, and (b) without limitation to (a), within one thousand (1,000) miles of Hickman, Kentucky. Nothing contained in this paragraph 2.4, however, shall preclude Sellers from consummating a Business Combination between Sellers and an entity which, at the time of such Business Combination, is in the business of producing and selling welded wire reinforcing mesh for concrete, which entity shall not be subject to the restrictions set forth in this Paragraph 2.4. Additionally, Sellers shall not sell,

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transfer or dispose of the mesh production equipment owned by Sellers and currently located at Sterling, Illinois or Rock Falls, Illinois (the "Mesh Equipment") to any person or entity for use within the continent of North America without the prior written consent of Buyer. Sellers shall have the right to sell the Mesh Equipment directly to or for export to a person or entity which is neither located within the continent of North America, nor engaging in or transacting business in North America, provided that Sellers obtain from any such third party purchaser or transferee of the Mesh Equipment the written warranty and assurance that the Mesh Equipment shall not be returned to North America by such third party purchaser or transferee of the Mesh Equipment, and provided further that neither Sellers, nor any subsidiary, affiliate or agent of Sellers directly or indirectly facilitate the return of the Mesh Equipment to North America. Sellers acknowledge that any breach of the covenants of this Section will result in irreparable damage and continuing injury to Buyer. Therefore, in the event of any breach or threatened breach of the covenants in this Section, Sellers acknowledge that Buyer shall be entitled, without limiting any other remedies available to Buyer, to an injunction restraining Sellers from committing any such violation, and Sellers hereby consent to the issuance of such injunction. Sellers acknowledge and agree that (a) the covenants of this Section are reasonably necessary for the protection of Buyer and its business,
(b) such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof, the scope thereof and the effect thereof on Sellers and the public, (c) the purpose and effect of such covenants is solely to protect Buyer for a limited period of time from unfair competition by Sellers and (d) the purchase of the Purchased Assets is expressly conditioned upon Sellers agreeing to abide by and be bound by all of the covenants and provisions of this Section. In the event that any provision of this Section shall be determined by any court to be unenforceable, this Section shall be interpreted to extend over the maximum time periods for which it may be enforceable, and to the maximum extent in any and all other respects as to which it may be enforceable, all as shall be determined by such court. Notwithstanding anything contained herein to the contrary, the covenants and obligations of Sellers contained within this Section 2.4 shall survive the Closing.

     2.5 Collection of Accounts Receivables. After the Closing, on a weekly basis, Sellers agree to pay to Buyer any payments on Buyer's accounts receivable remitted to Sellers. On a weekly basis, Buyer agrees to pay to Sellers any payments on Sellers' accounts receivable remitted to Buyer. With respect to any payments on accounts receivable received by Buyer or Sellers relating to customers common to both Buyer and Sellers, if the remittance relating to such accounts receivable payment does not specify which account receivable such payment relates to, such payment shall not be deposited by the recipient thereof until the application thereof has been mutually agreed to by Buyer and Sellers. Buyer and Sellers shall provide each other with reasonable access to their respective books and records for the purposes of reconciling the accounts receivable relating to the Business.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant to Buyer as follows:

     3.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sellers have


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all requisite corporate power and authority to own, operate and lease the
Purchased Assets and to conduct the operations of the Business as presently conducted and each Seller is duly qualified to do business as a foreign corporation and is in good standing in the state of Kentucky.

          3.2 Authority. Sellers have all requisite power and authority to execute and deliver this Agreement and the Rod Supply Agreement, substantially in the form attached hereto as Exhibit 3.2 (collectively, the "Seller Agreements"), and to perform the transactions contemplated thereby. The execution, delivery and performance of the Seller Agreements, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and shareholder action on the part of Sellers. The Seller Agreements have been duly executed and delivered by Sellers and each constitutes a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity limiting the availability of equitable remedies.

          3.3 Effect of Agreement. The execution, delivery and performance of the Seller Agreements do not and will not: (a) conflict with the Articles of Incorporation or Bylaws of Sellers; (b) to Sellers' Knowledge violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Business or the Purchased Assets; (c) constitute a breach or default under any Contract or any other agreement or instrument by which Sellers are bound or the Purchased Assets are affected, except to the extent that individually or in the aggregate would not have a material adverse effect on the Business or the Purchased Assets; (d) create any Lien on any of the Purchased Assets; or (e) except as set forth on Schedule 3.3, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of Sellers relating to the Business which, if not obtained or made, would have a material adverse effect on the Business or the Purchased Assets. The matters described on Schedule 3.3 are referred to as the "Required Consents".

          3.4 Financials; Books. The audited consolidated balance sheet of Parent as of July 31, 1997 and July 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended (collectively, the "Financial Statements"), true and complete copies of which have been delivered to Buyer, (a) are true, complete and correct; (b) are in accordance with the books and records of the Sellers; (c) present fairly the assets, liabilities and financial condition of Sellers as of the respective dates thereof, and the results of operations for the periods then ending; and
(d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Sellers have no liability or obligation relating to the Business or the Purchased Assets that is not reflected or reserved against in Parent's consolidated balance sheet as of July 31, 1998, except for those that are not required by generally accepted accounting principles to be included therein. The books and records of Sellers relating to the Purchased Assets are true, accurate and complete and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

          3.5 Title to and Sufficiency of Assets. Sellers have good and marketable title to all of the Purchased Assets, free and clear of any Liens, all of which shall be removed on or before the Closing Date, except for: (a) easements of record affecting the Real Estate that do not affect the full use


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and enjoyment of the Real Estate for the purposes for which it is currently used or detract from its value; (b) Liens for taxes not yet due and payable;
(c) Liens related to the Assumed Liabilities; (d) mechanic's, material mans, repair man's and other similar Liens related to the Commitments; and (e) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the Business. ((a), (b), (c), (d), and (e) collectively, the "Permitted Liens"). The Purchased Assets constitute substantially all of the assets of any nature required to operate the Business in the manner presently operated by Sellers. There are no applicable sales taxes, recording fees or filing fees required to be paid on the transfer of the Purchased Assets.

          3.6 Real Estate. Schedule 1.2(a) contains true and correct descriptions of all real property owned by Sellers and used in connection with the Business, and all buildings, fixtures and improvements thereon (the "Improvements"). To Sellers' Knowledge, all Improvements conform to all applicable state and local laws, health and safety ordinances and zoning and building ordinances. To Sellers' Knowledge, none of the Improvements encroach on the property of any third person. The Real Estate is zoned for the purposes for which it is presently being used. Sellers do not lease any real property used in connection with the Business.

          3.7 Tangible Property. All Improvements, all other tangible property included in the Purchased Assets and all items of tangible property leased under leases to be assumed by Buyer (a) are in good operating order, condition and repair, ordinary wear and tear excepted, (b) are suitable for immediate use in the ordinary course of business of the Business, except for those items of tangible property listed on Schedule 3.7, and (c) to Sellers' Knowledge are free from defects.

          3.8 Inventories. All items included in the Inventory (a) are useable within the ordinary course of business of the Business, except for obsolete items and items of below-standard quality (including scraps that are not saleable in the ordinary course of business of the Business) (b) are located on the premises described on Schedule 1.4 and (c) have been acquired by Sellers only in bona fide transactions entered into in the ordinary course of business of the Business. All of the Inventory which are finished goods comply with and meet all standards set by ASTMA-185. All of the Inventory which are wire rod inventories are in such condition as to be immediately suitable for the production of concrete reinforcing mesh in the ordinary course of Sellers' Business.

          3.9 Contracts and Leases. Schedule 1.2(c) lists all contracts, commitments, agreements (including agreements for borrowing of money or the extension of credit), leases, licenses, understandings and obligations, whether written or oral, to which Sellers are a party, or by which the Purchased Assets are bound or affected, that are material to the operation of the Business. Sellers have delivered to Buyer true and complete copies of all written Contracts and Commitments, and true and complete memoranda of all oral Contracts, including any and all amendments thereto. Each of the Contracts and Commitments is valid and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts or Commitments in any material respect. The assignment of the Contracts and Commitments by Sellers to Buyer will not, with respect to any Contract or Commitment (i) constitute a default or accelerate the


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obligations thereunder, (ii) require the consent of any person or party, except for the Required Consents, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

     3.10 Litigation. There are no claims, actions, suits or investigations ("Claims") pending, or to Sellers' Knowledge, threatened, against Sellers or the Business or affecting the Purchased Assets, nor does there exist any basis for a Claim. No Claim, either individually or when considered in the aggregate with other Claims, if resolved adversely to Sellers, will materially and adversely affect the financial condition, properties (including without limitation the Purchased Assets) or business of Sellers or the Business.

     3.11  Compliance with Laws: Permits. Except as set forth in Schedule 3.11:
(i) there is not outstanding or to Sellers' Knowledge, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving Sellers in connection with the Business or the Purchased Assets; (ii) Sellers are currently, and to Sellers' Knowledge, have been at all times, in substantial compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the properties and operations of the Business; (iii) Sellers have obtained all permits, certificates and licenses that are material to the conduct of the Business and the ownership of the Purchased Assets, all of which are described on Schedule 1.2(d); (iv) There is no fact or circumstance peculiar to Sellers which would cause any permit, certificate or license to be revoked or not be reissued to Buyer on the same terms and conditions in all material respects that are currently set forth in said permits; and (v) Sellers are not in violation of any of the Permits in any material respect, and no proceedings are pending or, to Sellers' Knowledge, threatened to revoke or limit any Permit.

     3.12 Taxes. Sellers have properly completed and timely filed all tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed, and Sellers have paid in full or made adequate provision in the Financial Statements for all amounts shown to be due thereon. Sellers have not been notified by any governmental authority that an audit or review of any tax matter is contemplated.

     3.13 Environmental Protection. Except as set forth in Schedule 3.13:(i) no substances that are defined by laws or regulations as toxic materials, hazardous wastes or hazardous substances or otherwise a danger to health or the environment (including without limitation any asbestos, oils, petroleum-derived compounds in a liquid state at normal temperature and pressure or pesticides) (collectively, "Hazardous Materials") have been or are generated, located in, on or about the Real Estate, the Improvements or other Purchased Assets; (ii) the Real Estate has not been used for the storage, manufacture or disposal of Hazardous Materials, and no Hazardous Materials have been transported off site from the Real Estate; (iii) specifically, but without limitation, there are and have been no underground storage tanks located on the Real Estate; and (iv) Sellers have complied in all material respects with all federal, state and local environmental laws and regulations.

     3.14 Insurance. Schedule 3.14 describes all insurance policies maintained by Sellers with respect to the Business and the Purchased Assets. Such policies are valid and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time.

     3.15  Labor and Employment Matters. With respect to employment matters:

     (a) Certain employees of Sellers who work in the Business are covered under the Collective Bargaining Agreements described on Schedule 3.15(a) of the Disclosure Schedule (the "CBA's"). Sellers have provided to Buyer true, correct and complete copies of the executed CBA's, including true, correct and complete copies of any and all written modifications and interpretations thereof and descriptions of any and all oral modifications and interpretations thereof.

     (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to Sellers' Knowledge, threatened against or affecting the Business, nor have there been any such events pending or threatened during the six months prior to the effective date of this Agreement.

     (c) Sellers are in substantial compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there are no unfair labor practice, employment discrimination, wage-hour, occupational safety and health, or other labor or employment related charges, grievances, complaints or other administrative claims or proceedings against Sellers pending or, to Sellers' Knowledge, threatened.

     (d) No union representation question or issue is pending with respect to any of the employees of Sellers employed in the Business.

     (e) Sellers employ less than fifty (50) employees at the Hickman Facility, as the same are defined by the Worker Adjustment and Retraining Notification Act of 1988, as amended and the rules and regulations thereunder (the "WARN Act"), and no WARN Act notices are required to be issued to employees employed at the Hickman Facility in connection with transactions contemplated hereby.

     (f) Except as set forth on Schedule 3.15(f) no employee employed in the Business has any written employment agreement nor any agreement as to the length of notice required to terminate his or her employment, other than those disclosed by Sellers in Schedule 3.15(f), or than such as results by law from the employment and termination of employment of an employee without agreement as to such notice.

     (g) All levies, assessments and penalties under relevant workers' compensation legislation in respect of the employees employed in the Business have been paid or to Sellers' Knowledge reflected and accrued in the books and records of Sellers. All claims, potential claims, current assessment rates and special assessments under such legislation have been disclosed to Buyer.

     (h) All vacation pay (including accrued vacation pay), bonuses, commissions and other employee compensation payments (except for executive incentive compensation) in respect of employees employed in the Business are reflected and have been accrued in the books and records of Sellers.

          3.16 Employees; Benefits. Schedule 3.16 sets forth (or Sellers have previously delivered to Buyer) a list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions, of each person who is employed by or associated with the Business. Except as set forth on Schedule 3.16, there are no Plans, as defined below, contributed to, maintained or sponsored by Sellers with respect to the employees at the Hickman Facility, to which Sellers are obligated to contribute or with respect to which Sellers have any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which Sellers are members to the extent Sellers have any potential liability under such Plans. For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     3.17 Absence of Changes. Except as set forth on Schedule 3.17, since July 31, 1998, Sellers have conducted the operations of the Business only in the ordinary course, and have not:

     (a) Suffered any material damage to any asset of the Business, whether or not covered by insurance;

     (b) Sold or disposed of any assets used in the operation of the Business other than in the ordinary course of business consistent with past practices;

     (c) Made any general wage increase for its employees as a group other than in the ordinary course of business consistent with past practices or pursuant to the terms of the CBA's;

     (d) Amended or terminated any material contract, lease or agreement relating to the conduct of the Business or the Purchased Assets;

     (e) Incurred any obligation or liability relating to the conduct of the Business, except normal trade or business obligations incurred in the ordinary course of business;

     (f) Introduced any new method of management, operations or accounting relating to the conduct of the Business;

     (g) Suffered any material adverse change in the condition (financial or otherwise), results of operations of the Business or the Purchased Assets; or

         (h) Agreed, whether in writing or otherwise, to take any action described in this Section, other than pursuant to this Agreement.

         3.18 Related Party Transactions. The Contracts and Commitments do not include any agreement with, or any other commitment to (a) any officer or director of Sellers; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which Sellers or any such officer, director or related person has an equity or participating interest.

         3.19 Disclosure. No representation, warranty or statement made by Sellers in the Seller Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

              Buyer represents and warrants to Sellers as follows:

         4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         4.2 Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the Rod Supply Agreement (collectively, the "Buyer Agreements") and to perform the transactions contemplated thereby. The execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Buyer. The Buyer Agreements have been duly executed and delivered by Buyer and each constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3 Effect of Agreement. The execution, delivery and performance of the Buyer Agreements do not and will not (a) conflict with the Articles of Incorporation or Bylaws of Buyer; (b) To Buyer's Knowledge, violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decrees relating to Buyer;
(c) require any consent, notice to or filing with any governmental authority on behalf of Buyer; or (d) constitute a breach or default under any contract or any other agreement or instrument by which Buyer is bound, except to the extent that individually or in the aggregate would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated herein.

                                   ARTICLE V

                         COVENANTS OF SELLERS AND BUYER

         5.1 Sellers' Covenants. Sellers covenant and agree with Buyer as follows:

         (a) Conduct of Business. Between the date of this Agreement and the Effective Time, Sellers shall:

                 (i) Conduct the operations of the Business in the normal and customary manner in the ordinary course of business;

                 (ii) Maintain the tangible Purchased Assets and any tangible assets leased under leases to be assumed by Buyer in good operating order, repair and condition;

                 (iii) Keep in full force and effect the insurance described in Section 3.14;

                 (iv) Perform all of its obligations under all Contracts and Commitments and not amend any provision thereof;

                 (v) Use their best efforts to preserve Sellers' corporate organizations intact and maintain their relationships with their employees, suppliers and customers;

                 (vi) Promptly advise Buyer of any material adverse change in the condition (financial or otherwise) of the Business or the Purchased Assets;

                 (vii) Promptly advise Buyer of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

                 (viii) Not create or permit to exist any Lien with respect to any of the Purchased Assets, except for the Permitted Liens;

                 (ix) Not sell or dispose of any Purchased Assets, except in the ordinary course of business of the Business;

                 (x) Promptly advise Buyer of any change in the list of employees referred to in Section 3.16 or in the compensation payable to any such employee;

                 (xi) Not borrow any funds related to the Purchased Assets and secured by the Purchased Assets except as reasonably necessary for the ordinary operation of business in a manner, and in amounts, in keeping with historical practices; and

                 (xii) Extend credit terms to its customers in the ordinary course of business consistent with past practices.

               (xiii) Provide to Buyer employment records and, where appropriate, I-9 forms, as set forth in 29 C.F.R. Section 274a.2(b)(1)(viii)(7), for all of Sellers' hourly employees employed at the Business.

          (b) Access and Information. Sellers shall permit Buyer and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of Sellers relating to the Business. Sellers shall furnish to Buyer and its representatives all information concerning the Purchased Assets or the Business as Buyer may reasonably request. Sellers shall permit and facilitate communications between Buyer and Sellers' suppliers, customers and other persons having relationships with the Business.

          (c) No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, Sellers and their managers and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the Purchased Assets or the Business.

          (d) Employees. Sellers shall retain and shall assume, bear and discharge all liabilities for claims incurred with respect to all of their Plans other than liabilities for claims incurred by their employees on and after the date they become employees of Buyer. For purposes of this Section 5.1(d), a claim will be deemed "incurred" on the date that the event that gives rise to the claim occurs.

          5.2 Buyer Covenants. Buyer covenants and agrees with Sellers as follows:

          (a) Inventory Valuation. Buyer (i) shall use its best efforts to complete the physical inventory of the Inventory no less than four (4) business days prior to Closing; (ii) shall use its best efforts to deliver to Sellers, at least two (2) business day prior to the scheduled Closing, its good faith calculation, in accordance with the Inventory Valuation Methodology, of the Inventory Value; (iii) agrees to allow Sellers and their representatives to participate with Buyer in Buyer's physical inventory of the Inventory; and (iv) agrees to give access to Sellers and its representatives to all of Buyer's books, records and other documentation used in connection with Buyer's determination of the Inventory Value. Notwithstanding anything contained herein to the contrary, the Inventory Value shall be adjusted as of the Closing Date to reflect the actual Inventory being purchased by Buyer hereunder as of the Closing Date.

          (b) Employees. Buyer will not and does not agree to accept and abide by any obligation imposed by virtue of the CBA's. Buyer does, however, covenant and agree to offer employment on the Closing Date, under terms and conditions initially established by Buyer, to all of Sellers' hourly bargaining unit employees who are employed by Sellers at the Hickman Facility as of the Closing Date. In the event that Buyer's offers of employment are accepted by a sufficient number of employees to render Buyer a successor employer to Sellers, then Buyer shall recognize the United Steelworkers of America as the bargaining representative for the Hickman Facility production and maintenance employees.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date.

         6.1 Representations, Warranties and Covenants. The representations and warranties of Sellers contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as though made on and as of the Closing Date, and Sellers shall deliver to Buyer certificates duly executed by authorized officers of Sellers evidencing compliance with this condition. Sellers shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.2 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Business after the Closing Date.

         6.3 Absence of Change. Between the date of this Agreement and the Closing, no material adverse change shall have occurred in the business, operations or financial or other condition of the Business or the Purchased Assets, nor shall there have occurred any material casualty loss or destruction of, or damage to, any of the Purchased Assets.

         6.4 Consents and Approvals. All Required Consents of Sellers and all consents, approvals, authorizations or notifications of any other third parties, without which Sellers would not be able to consummate the transactions contemplated by this Agreement, shall have been made or obtained by Sellers or shall have occurred.

         6.5 Title Insurance; Survey; Transfer Tax. Sellers shall order prior to Closing, for delivery to Buyer at Sellers' own expense, a title commitment binder for all of the Real Estate. Buyer shall have obtained at its own expense a title insurance policy in amount no less than $2,278,000.00 insuring good and marketable title in fee simple absolute to all the Real Estate, free and clear of all title defects or objections, Liens or other encumbrances of any nature whatsoever. Correct surveys shall have been obtained at Buyer's sole expense and certified to Buyer, showing the boundaries of and the location of the Real Estate and the locations of all Improvements, showing no encroachment by the Improvements on property of others. Sellers shall pay the cost of any transfer taxes or documentary stamps related to the transfer of the Purchased Assets.

         6.6 Environmental Audit. Buyer shall have obtained at its own expense a Phase I environmental audit of the Real Estate and Improvements, including an environmental sampling of monitoring wells existing at the Hickman Facility, to be performed by an environmental engineering firm of Buyer's choice, and the results of such audit shall be satisfactory in all respects to Buyer.

          6.7 Removal of Liens. All Liens indicated to exist by record searches made by Buyer prior to the Closing Date, except the Permitted Liens, shall have been removed, and Sellers shall have provided evidence satisfactory to Buyer of such removal.

          6.8 Legal Opinion. Buyer shall have received from the law firm of Katten Muchin & Zavis, counsel to Sellers, opinions, dated the Closing Date, in the forms of Exhibit 6.8(a) and 6.8(b).

          6.9 Rod Supply Agreement. Sellers shall duly execute and deliver to Buyer a Rod Supply Agreement substantially in the form attached hereto as
Exhibit 3.2.


                                  ARTICLE VII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

          The obligations of Sellers to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date.

          7.1 Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct on the Closing Date as through made on and as of the Closing Date, and Buyer shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

          7.2 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

          7.3 Consents and Approvals. All Required Consents shall have been obtained prior to or at the Closing.

          7.4 Inventory Value. Prior to the Closing, Buyer shall have performed in accordance with Section 1.4, the physical inventory of the Inventory, and shall have delivered to Sellers Buyer's good faith calculation, in accordance with the Inventory Valuation Methodology, of the Inventory Value, and such calculation shall be mutually acceptable to Buyer and Sellers.

          7.5 Legal Opinion. Sellers have received from Womble Carlyle Sandridge & Rice, PLLC, counsel to Buyer, an opinion, dated the Closing Date, in the form of Exhibit 7.5.


                                  ARTICLE VIII

                                    CLOSING

          8.1 Closing. The closing of the sale of the Purchased Assets (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, Winston-Salem, North Carolina at 10:00 a.m., local time, on April 30, 1999, or such other date as may be mutually agreed upon by the parties hereto (the "Closing Date"). For purposes of passage of title, risk of loss, allocation of expenses and other economic effects, the Closing when completed shall be deemed to have occurred at 12:01 a.m., local time, on the Closing Date (the "Effective Time").

          8.2 Deliveries. At the Closing, Buyer shall execute and deliver to Sellers the Buyer Agreements, and Sellers shall execute and deliver to Buyer the Seller Agreements. Further, each party shall execute and deliver to the other such instruments of conveyance or assumption and other documents as may be required or contemplated by this Agreement, all of which shall be in form and substance satisfactory to the other party.


                                   ARTICLE IX

                                INDEMNIFICATION

          9.1 Indemnification by Seller. Sellers shall jointly and severally indemnify, defend and hold harmless Buyer and its officers, directors and affiliates (the "Buyer Indemnitees") from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including without limitation reasonable attorney's fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

          (a) any breach of any of the representations or warranties of Sellers contained in or made pursuant to this Agreement;

          (b) except as provided in Section 2.4, any failure by Sellers to perform or observe, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

          (c) the Retained Liabilities, and all other liabilities and obligations of Sellers, or any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, except for (i) obligations under the Contracts arising on or after the Effective Time, and
     (ii) the Assumed Liabilities;

          (d) noncompliance by Sellers with the provisions of any applicable bulk sales laws (if applicable) or Sellers' covenants contained in Section
     10.3 hereinbelow;

          (e) any transportation of Hazardous Materials or any handling, storage, treatment, release or disposal of Hazardous Materials in any way related to the Business or the Purchased Assets by or on behalf of Seller or its predecessors before the Effective Time;

          (f) Sellers' violation of, Sellers' alleged violation of, or Sellers' liability under any federal, state or local environmental laws and regulations occurring before the Effective Time, even if such violation, alleged violation or liability is not discovered, or a claim with respect thereto is not asserted until after the Effective Time; or

          (g) the exposure of (and resulting consequences to) any persons, including, without limitation, employees of Sellers, to any Hazardous Materials in connection with the conduct of the Business by Sellers, or any of its predecessors before the Effective Time, including, without limitation, any such exposure to Hazardous Materials resulting from contact with products sold by the Business before the Effective Time.

          9.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Sellers and their officers, directors and affiliates (the "Seller Indemnitees") from, against and with respect to any Loss arising out of or in connection with any of the following:

          (a) any breach of any of the representations and warranties of Buyer contained in or made pursuant to this Agreement;

          (b) any failure by Buyer to perform or observe, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

          (c) all obligations under the Contracts arising on or after the Effective Time, and the Assumed Liabilities; or

          (d) Buyer's ownership and operation of the Business and the Purchased Assets on and after the Effective Time.

          9.3 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within twenty (20) days following discovery of the matters giving rise to a Loss, notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom.

          9.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within thirty (30) days following its receipt of written notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, unless the claim involves Taxes, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. The Indemnity Obligor shall have the right to settle, compromise or discharge a third party claim (other than any third party claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (a) constitutes a complete and unconditional discharge and release of the Indemnified Party, (b) provides for no relief other than the payment of monetary damages, and (c) such monetary damages are paid in full by the Indemnity Obligor.

          9.5     Limitations.

          (a) Notwithstanding anything to the contrary set forth in this Agreement, Sellers shall not be required to indemnify and hold harmless Buyer pursuant to this Agreement for any Losses, until such Losses shall exceed, in the aggregate, $50,000.00 (the "Basket Exclusion"), at which time Sellers shall be required to jointly and severally indemnify and hold harmless Buyer for all such Losses subject only to the limitations specified hereafter.

          (b) Sellers shall not be required to indemnify and hold harmless Buyer pursuant to this Agreement for any Losses, if and to the extent such Losses, in the aggregate, exceed the Purchase Price.

          (c) The amount of any Losses payable hereunder shall be net of any tax benefit derived (or reasonably expected to be derived) by the Indemnified Party on account of or in connection with such Losses.

          (d) Any Indemnified Party shall use reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing Losses (in which case such proceeds shall reduce such Losses) and if indemnification payments have been received prior to the collection of such proceeds, shall remit to the Indemnity Obligor the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses.

          (e) Except as otherwise provided in Section 2.4, the indemnification provided in this Article IX shall be the sole and exclusive remedy and recourse for any and all claims relating to or arising out of Losses incurred pursuant to this Article IX by any party.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1     Definitions.

     For purposes of this Agreement, the following terms have the meanings specified:

     "BUSINESS COMBINATION" - means any merger or consolidation of a corporation with or into any other corporation, or the sale or lease of all or any substantial part of the corporation's assets to, or any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of any other entity.

     "BUYER'S KNOWLEDGE" - means (i) the actual knowledge of H.O. Woltz III, Michael Gazmarian and Gary Kniskern and (ii) the existence of facts, events, occurrences or matters with respect to which any of the persons referred to above should reasonably be expected to have knowledge in the ordinary conduct of his duties.

     "INVENTORY VALUE" - means Buyer's good faith calculation, in accordance with the Inventory Valuation Methodology, of the Inventory as of the Closing Date.

     "PREPAID MAINTENANCE CONTRACT AMOUNT" - means the amount of money prepaid by Seller as of the Closing Date under that certain Maintenance Project Contract in the amount of $83,920.00, subject to adjustment, if any, as set forth in Section 2.1.

     "SELLER'S KNOWLEDGE" - means (i) the actual knowledge of Michael S. Venie, Tom Vercillo, Andrew Moore, Tom Reddington and Frederick Rocchio and (ii) the existence of facts, events, occurrences or matters with respect to which any of the persons referred to above should reasonably be expected to have knowledge in the ordinary conduct of his duties.

          10.2 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement for a period of two (2) years, except with respect to Section 3.12 concerning taxes and except with respect to
Section 3.13 concerning the environment, both of which shall survive the Closing for the applicable statute of limitations periods concerning such tax and environmental matters.

          10.3 Joint and Several Liability. Sellers expressly acknowledge and agree that all statements, representations and warranties of Sellers contained in the Seller Agreements are the statements, representations and warranties of each of Parent and Sub. Sellers further acknowledge and agree that both Parent and Sub shall be jointly and severally obligated to comply with and perform all undertakings, obligations and covenants of Sellers contained in the Seller Agreements, and that both Parent and Sub shall be jointly and severally liable for all losses, damages, costs and fees of any kind and nature whatsoever incurred by Buyer, for either Parent's or Sub's failure to perform said undertakings, obligations and covenants.

          10.4 Bulk Sales. The parties agree to waive the requirements, if any, of all applicable bulk sales laws. As an inducement to Buyer to enter into such waiver, Sellers expressly covenant that (a) they will not be rendered insolvent by the transactions contemplated by this Agreement, and (b) all debts, obligations and liabilities relating to the Business that are not expressly assumed by Buyer under this Agreement will be promptly paid and discharged by Sellers as and when they become due.

          10.5 Risk of Loss. The risk of loss, damage or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by Sellers at all times prior to the Effective Time.

          10.6 Brokers. Each party represents and warrants to the other (a) that no brokers or agents have been retained or employed by it, and (b) that there are no claims for any brokerage


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
commission, finder's fee or similar payment due or claimed to be due from it with respect to this transaction.

          10.7 Tax Filings. Each of the parties acknowledges its understanding of the requirement under Section 1060 of the Internal Revenue Code for the filing by each of Form 8594 for its respective tax year in which the Closing occurs. Each of Sellers and Buyer agrees to allocate the Purchase Price among the Purchased Assets in accordance with Exhibit 2.2.

          10.8 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the sale of the Purchased Assets is consummated.

          10.9 Publicity. Any press releases or other announcements concerning the transactions contemplated by this Agreement shall be approved by Buyer and Sellers prior to their issuance.

          10.10 Best Efforts; Cooperation. Each party agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement. Each party further agrees to furnish the other party with such cooperation and assistance after the Closing Date with respect to matters related to the Business or the Purchased Assets as the other party may reasonably request from time to time.

          10.11 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

          If to the Sellers (which shall constitute notice to both Parent and Sub):

               Northwestern Steel and Wire Company
               121 Wallace Street
               P.O. Box 618
               Sterling, IL 61081-0618
               Attention: Mr. Michael S. Venie
               Telephone: 815/625-2500 ext. 2649
               Telecopy: 815/625-0440

          With a copy (which shall not constitute notice) to:

               Katten Muchin & Zavis
               525 West Monroe Street, Suite 1600
               Chicago, IL 60661-3693
               Attention: Mr. Herb Wander


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
               Telephone: 312/902-5267
               Telecopy: 312/902-1061

          If to Buyer:

               Insteel Industries, Inc.
               1373 Boggs Drive
               Mt. Airy, NC 27030
               Attention: Mr. H.O. Woltz III
               Telephone: 336/786-2141 ext. 3041
               Telecopy: 336/786-2144

          With a copy (which shall not constitute notice) to:

               Womble Carlyle Sandridge & Rice, PLLC
               1600 BB&T Financial Center
               200 West Second Street
               Winston-Salem, NC 27102
               Attention: Mr. Richard N. Drake
               Telephone: 336/721-3592
               Telecopy: 336/733-8385

          With a separate copy (which shall not constitute notice) to:

               McGuire Woods Battle and Boothe
               3700 NCNB Plaza
               Charlotte, NC 28280
               Attention: Mr. Richard Kane
               Telephone: 704/373-8957
               Telecopy: 704/332-2611

          10.12 Governing Law. This agreement shall be governed by the laws of the State of North Carolina without regard to the principles of conflicts of laws.

          10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.14 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

          10.15 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

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
          10.16 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          10.17 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

          10.18 Specific Performance. Sellers acknowledge that the Purchased Assets are unique and that if Sellers fail to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Buyer for which there will no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Sellers shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

          10.19 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

          10.20 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter, including without limitation the letter of intent dated January 18, 1999, which are hereby expressly terminated.


                           [Signature page to follow]


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
         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                         SELLERS:     NORTHWESTERN STEEL AND WIRE
                                      COMPANY, an Illinois corporation


                                      By:/s/ Michael S. Venie
                                         ------------------------------
                                      Title: Sr. Vice President
                                            ---------------------------



                                      NORTHWESTERN STEEL AND WIRE
                                      COMPANY - KENTUCKY, a Delaware corporation



                                      By:/s/ Michael S. Venie
                                         ------------------------------
                                      Title: Sr. Vice President
                                            ---------------------------



                           BUYER: INSTEEL INDUSTRIES, INC., a North Carolina Corporation



                                      By:/s/ H. O. Woltz III
                                         -----------------------------

                                      Title: President
                                            --------------------------






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